STOCK PURCHASE AND STANDSTILL AGREEMENT

     THIS STOCK PURCHASE AND STANDSTILL AGREEMENT, dated as of October 3, 2002, is by and among Logansport Financial Corp., an Indiana corporation ("Logansport Financial"), The Roosevelt Group, L.L.C., a Missouri limited liability company ("Roosevelt"), Bradshaw Capital Management, L.L.C. ("Capital Management"), a North Carolina limited liability company, and Stanley J. Bradshaw, a resident of Pinehurst, North Carolina ("Bradshaw"). Roosevelt and Capital Management are herein collectively referred to as the "Shareholders, and individually as a "Shareholder."

                                    RECITALS

     A. Roosevelt owns 36,500 shares of common stock, without par value, of Logansport Financial, and Capital Management owns 36,500 shares of common stock, without par value, of Logansport Financial. Collectively, the Shareholders' 73,000 shares (the "Shares") represent 8.0% of Logansport Financial's 921,958 outstanding shares as of the date hereof.

     B. Logansport Financial is willing to acquire the Shares for $17.25 per share, or $1,259,250 in the aggregate, and the Shareholders are willing to sell the Shares to Logansport Financial for that price, on the terms and conditions set forth herein.

     C. The parties hereto want to reduce to writing their agreement with respect to the foregoing.

     THEREFORE, in consideration of the mutual covenants contained herein and the acts to be performed hereunder, the parties hereby enter into the following agreement.

     1. Sale of the Shares. Subject to the terms and upon the conditions hereof, Logansport Financial agrees to purchase, and the Shareholders agree to sell, on the Closing Date (as hereinafter defined in Paragraph 3) all of the Shareholders' right, title and interest in and to the Shares.

     2. Purchase Price. As consideration for the Shares, on the Closing Date, Logansport Financial shall pay to the Shareholders an amount equal to One Million Two Hundred Fifty Nine Thousand and Two Hundred Fifty Dollars ($1,259,250).

     3. Closing. The closing (the "Closing") of the purchase and sale of the Shares described herein shall be held on October 4, 2002, or at such other time and place as is mutually agreed to by the parties hereto (the "Closing Date").

     4. Representations and Warranties of the Shareholders. The Shareholders hereby represent and warrant to Logansport Financial as follows:

     (a) The Shareholders are the record and beneficial owners of the Shares and the Shares constitute all of the shares of Logansport Financial capital stock owned of record or beneficially by the Shareholders and by Bradshaw;

     (b) Neither the Shareholders, Bradshaw nor their affiliates have a right to acquire a beneficial ownership interest in any capital stock of Logansport Financial and no such person has the right to vote any shares of capital stock of Logansport Financial other than the Shares.

     (c) The sale of the Shares by the Shareholders to Logansport Financial hereunder will vest in Logansport Financial good and valid right, title and interest in and to the Shares, free and clear of all claims, liens, pledges, charges, security interests and encumbrances of any nature;

     (d) The Shareholders have the full right, power and authority to execute this Agreement, to sell the Shares in accordance herewith, and to carry out the terms of this Agreement;

     (e) This Agreement constitutes a valid and binding obligation of the Shareholders and the performance of its terms will not violate any agreement or instrument to which any Shareholder is a party or is subject.

     (f) There is no judgment, suit, lien, claim or proceedings against the Shareholders or the Shares which would limit, impair or affect the Shareholders' title and ownership thereof, or right to sell, assign, transfer and deliver the Shares to Logansport Financial; and

     (g) The Shareholders are sophisticated investors and are knowledgeable concerning the financial condition and results of operations of Logansport Financial and its subsidiaries and are familiar with the industry in which Logansport Financial operates. The Shareholders acknowledge that the consideration to be paid for the Shares is fair and adequate and that they have access to Logansport Financial's public filings with the Securities and Exchange Commission and no disclosures except as set forth in those filings have been requested or are needed by the Shareholders to evaluate the sale of the Shares to Logansport Financial as contemplated by this Agreement.

     5. Representations, Warranties and Covenants of Logansport Financial. Logansport Financial hereby represents and warrants to the Shareholders as follows:

     (a) Logansport Financial has the full right, power and authority to execute this Agreement and to purchase the Shares in accordance herewith.

     (b) This Agreement constitutes a valid and binding obligation of Logansport Financial and the performance of its terms will not violate any agreement or instrument to which Logansport is a party or is subject.

     6. Covenants.

     (a) For a period beginning on the date hereof and ending on the seventh anniversary of the Closing Date, neither Roosevelt, Capital Management, nor Bradshaw, nor any of their affiliates, will, alone or in concert with others, directly or indirectly:

          (i) by purchase or otherwise, own, acquire, propose to acquire, or agree to acquire, ownership (beneficial or otherwise) of any securities of Logansport Financial, or rights or options to acquire any such securities;

          (ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act")) of Logansport Financial in opposition to a recommendation or proposal of Logansport Financial's Board of Directors, or recommend, request, induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the capital stock of Logansport Financial;

          (iii)initiate, propose, submit, encourage or otherwise solicit shareholders of Logansport Financial for the approval of one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal, or seek election to or seek to place a representative or other affiliate or nominee on Logansport Financial's Board of Directors or seek removal of any member of Logansport Financial's Board of Directors;

          (iv) propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all the assets of or other business combination involving, or a tender or exchange offer for securities of, Logansport Financial or any of its subsidiaries or any material portion of its or such subsidiary's business or assets or any other type of transaction that would result in a change of control of Logansport Financial (any such action described in this clause (iv) shall be deemed a "Company Transaction Proposal");

          (v) otherwise seek to exercise any control or influence over the management of Logansport Financial or its Board of Directors or any of the businesses, operations or policies of Logansport Financial;

          (vi) publicly suggest or announce its or his willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that could constitute or could reasonably be expected to result in a Company Transaction Proposal;

          (vii)initiate, request, induce or give encouragement to any other person to initiate, or otherwise provide assistance to any person who has made or is contemplating making or entering into discussions or negotiations with respect to, any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal;

          (viii) institute, prosecute or pursue against Logansport Financial (or any of its officers, directors, representatives, trustees, employees, attorneys, advisors, agents, affiliates or associations) any claim with respect to any action approved by a majority of Logansport Financial's directors (other than any claim to enforce this Agreement);

          (ix) form, join, or in any way participate in a partnership, pooling agreement, syndicate, voting trust or other group with respect to Logansport Financial's capital stock, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Logansport Financial's capital stock;

          (x) form, join or in any way participate in a "group" (as such term is used in Section 13d(3) of the 1934 Act) with respect to any securities of Logansport Financial in connection with any action or matter otherwise prohibited by the terms of this Agreement;

          (xi) file any application with the Office of Thrift Supervision or any other bank regulatory agency with respect to an ownership interest in Logansport Financial; or

          (xii)make any public statement, whether by press release, comment to any news media or otherwise, regarding the affairs of Logansport Financial or that reflects negatively against Logansport Financial or any subsidiary or the Board of Directors or officers of Logansport Financial or any subsidiary.

     (b) Bradshaw agrees to withdraw the rebuttal of control application he currently has on file with the Office of Thrift Supervision as soon as practicable following the Closing Date.

     7. Conditions Precedent to the Shareholders' Obligations. All obligations of the Shareholders under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

     (a) Logansport Financial's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time; and

     (b) Logansport Financial shall have delivered to the Shareholders a certified or cashier's check, or wire transfer in federal funds, of $1,259,250 as the purchase price for the Shares, as directed by the Shareholders.

     8. Conditions Precedent to Logansport Financial's Obligations. All obligations of Logansport Financial under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

     (a) The Shareholders' representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time; and

     (b) The Shareholders shall deliver to Logansport Financial at the Closing certificates representing the Shares, either endorsed in favor of Logansport Financial, or accompanied by one or more duly completed and executed stock powers in favor of Logansport Financial or shall deliver the Shares to an account of Logansport Financial as directed by Logansport Financial.

     9. Covenant of Further Assurances. The Shareholders agree, upon reasonable request, to deliver such additional documents to Logansport Financial or take such additional actions as may be necessary or appropriate to vest in Logansport Financial ownership of the Shares.

     10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject hereof.

     11. Benefits. This Agreement will inure to the benefit of the parties hereto and shall be binding upon them and their respective successors and assigns.

     12. Governing Law. The parties hereto agree that this Agreement shall be construed as to both the validity and performance and shall be enforced in accordance with and governed by the laws of the State of Indiana, except to the extent that federal law applies. Any and all actions concerning any dispute arising hereunder shall be filed and maintained in a state or federal court, as appropriate, sitting in the State of Indiana.

     13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

     14. Injunctions. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

     15. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument. The parties acknowledge that delivery of executed copies of this Agreement may be effected by facsimile or other comparable means.

     16. Amendments. This Agreement may not be altered or amended except by a subsequent written Agreement signed by the parties.

     17. Publicity. Logansport Financial shall issue a press release, a copy of which is annexed hereto as Exhibit A, announcing the execution of this Agreement, which press release, along with a copy of this Agreement, shall be filed as exhibits to a Form 8-K to be filed by Logansport Financial. During the term of this Agreement none of the parties hereto shall cause, suffer or, to the extent within its control, permit any other press release or other publicity concerning any other party to be created, issued, or circulated without the prior reasonable and good faith approval of the other party.

     18. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the Closing of the purchase and sale of the Shares contemplated hereby.

     19. Joint and Several Liability. Each Shareholder and Bradshaw shall be jointly and severally liable for any breach of this Agreement by any Shareholder or Bradshaw.

     IN WITNESS WHEREOF, this Agreement was executed by Logansport Financial and the Shareholders as of the date first written above.



                          LOGANSPORT FINANCIAL CORP.



                          By: /s/ David G. Wihebrink
                              --------------------------------------------------
                              David G. Wihebrink, President


                          THE ROOSEVELT GROUP, L.L.C.



                          By: /s/ Stanley J. Bradshaw
                              --------------------------------------------------


                          BRADSHAW CAPITAL MANAGEMENT, L.L.C.



                          By: /s/ Stanley J. Bradshaw
                              --------------------------------------------------


                           /s/ Stanley J. Bradshaw
                           ------------------------------------
                           STANLEY J. BRADSHAW